UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2017

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Interim Chief Financial Officer
As previously disclosed, Stephen Tucker, Executive Vice President and Chief Financial Officer of FTD Companies, Inc. (the “Company”), notified the Company on August 4, 2017 of his intent to leave the Company to pursue a new career opportunity. Mr. Tucker and the Company agreed to a final date of employment of September 15, 2017 in order to promote a smooth transition of leadership.

On September 4, 2017, the Board appointed Brian Cooper, age 61, of Randstad North America, Inc. (d/b/a Tatum) (“Tatum”), an executive consulting services firm, to serve in an interim role as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective September 5, 2017, while a search for a permanent Chief Financial Officer continues.

Mr. Cooper has over 30 years of professional experience in providing financial expertise to both public and private companies. From 2013 to 2017, Mr. Cooper served as Senior Vice President and Chief Financial Officer of Federal Signal Corporation, a New York Stock Exchange listed manufacturer of environmental and safety products that serves municipal, governmental and industrial customers. From 2009 to 2013, Mr. Cooper served as Senior Vice President and Chief Financial Officer of Westell Technologies, Inc., a NASDAQ listed manufacturer of carrier-class telecommunications equipment for wireline, wireless and home networks.

The Company has entered into a supplemental staffing services agreement with Tatum pursuant to which Mr. Cooper will serve as the Company’s interim Chief Financial Officer. Mr. Cooper will continue to be an employee of Tatum. The Company will pay Tatum a weekly fee of $13,500 plus actual out-of-town expenses (if any). The agreement may be terminated at any time by either Tatum or the Company upon notice to the other party. Mr. Cooper will not participate in any Company employee benefit plans or receive any salary, bonus, equity awards or other compensation or benefits from the Company in connection with his appointment as interim Chief Financial Officer. Mr. Cooper also will enter into an indemnification agreement in the Company’s customary form.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Cooper and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Cooper and any other person pursuant to which Mr. Cooper was appointed. There are no transactions in which Mr. Cooper has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	September 5, 2017	By:	/s/ Scott D. Levin
		Name:	Scott D. Levin
		Title:	Executive Vice President, General Counsel and Secretary